EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 2004 relating to the financial statements and financial statement schedule, which appears in Bluefly, Inc. 's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
March 2, 2004